     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 2000

                                            REGISTRATION STATEMENT NO. 333-36022
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                         ------------------------------


                         PRE-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------
                           DUNN COMPUTER CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

        COMMONWEALTH OF VIRGINIA                            5060                                   54-1890464
    (State or Other Jurisdiction of             (Primary Standard Industrial        (I.R.S. Employer Identification Number)
     Incorporation or Organization)             Classification Code Number)

                         ------------------------------

         1306 SQUIRE COURT, STERLING VIRGINIA 20166 TEL. (703) 450-0400 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                         ------------------------------

                                THOMAS P. DUNNE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           DUNN COMPUTER CORPORATION
                               1306 SQUIRE COURT
                            STERLING, VIRGINIA 20166
                                 (703) 450-0400
                (Name, Address Including Zip Code, and Telephone
               Number, Including Area Code, of Agent For Service)
                         ------------------------------

                                   COPIES TO:
                                JAY M. KAPLOWITZ
                        GERSTEN, SAVAGE & KAPLOWITZ, LLP
                        101 EAST 52ND STREET, 9TH FLOOR
                              NEW YORK, N.Y. 10022
                                 (212) 752-9700
                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
           TITLE OF EACH CLASS OF                 AMOUNT BEING        OFFERING PRICE          OFFERING           REGISTRATION
         SECURITIES BEING REGISTERED               REGISTERED          PER SECURITY             PRICE                 FEE
Shares of Common Stock, $.001 par value(1)...     3,777,475(2)             $2.39            $9,028,165.20          $2,383.14
Shares of Common Stock, $.001 par value
  (1)........................................      557,114(3)              $2.03            1,130,941.40            298.57
Shares of Common Stock, $.001 par value......      247,525(4)              $3.64             900,991.00             261.63
Shares of Common Stock, $.001 par value......       75,000(5)              $4.57             342,750.00              90.49
Total registration fee.......................                                                                      $3,034.13
Previously paid..............................                                                                      $2,735.55



(1) Pursuant to Rule 457, estimated solely for the purpose of calculating the registration fee. Based upon the average of the high and low sale prices on April 27, 2000 of $2.39 and on June 28, 2000 of $2.03, as reported on the Nasdaq National Market System, pursuant to Rule 457(c) of the Securities Act of 1933, as amended.


(2) Includes: (a) 225,000 shares of common stock; and (b) shares of common stock that may be issued upon the conversion of outstanding shares of Series A Convertible Preferred Stock. We have agreed with the preferred stockholders to register two times the number of shares of common stock, that would be issuable upon conversion of the preferred stock as of the filing date of this registration statement.


(3) Includes shares of common stock that may be issued upon the conversion of outstanding shares of Series A Convertible Preferred Stock.



(4) Includes 247,525 shares of common tock that may be issued upon the exercise of outstanding warrants.



(5) Includes 75,000 shares of common stock that may be issued upon the exercise of outstanding warrants.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

ITEM 17. UNDERTAKINGS.



    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



    "The undersigned registrant hereby undertakes:



    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement.



    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;



    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.



    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering."

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Sterling, Commonwealth of Virginia on July 26, 2000.


                                                       DUNN COMPUTER CORPORATION

                                                       By:             /s/ THOMAS P. DUNNE
                                                            -----------------------------------------
                                                                         Thomas P. Dunne
                                                                            PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                                               CAPACITY IN
                   SIGNATURE                                  WHICH SIGNED                   DATE
                   ---------                                  ------------                   ----
              /s/ THOMAS P. DUNNE                 Chairman, Chief Executive Officer and
     --------------------------------------         President (Principal Executive       July 26, 2000
                Thomas P. Dunne                     Officer)

                                                  Director
     --------------------------------------                                              July 26, 2000
                John D. Vazzana

              /s/ CLAUDIA N. DUNNE                Vice President and Director
     --------------------------------------                                              July 26, 2000
                Claudia N. Dunne

                                                  Director
     --------------------------------------                                              July 26, 2000
     VADM E.A. Burkhalter, Jr., USN (Ret.)

              /s/ BENJAMIN KRIEGER                Director
     --------------------------------------                                              July 26, 2000
                Benjamin Krieger


                                      II-2